EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555


                         EASTGROUP PROPERTIES ANNOUNCES
                           SECOND QUARTER 2008 RESULTS

o    Funds from  Operations of $19.8  Million or $.80 Per Share,  an Increase of
     8.1%
o    Net Income  Available  to Common  Stockholders  of $9.1 Million or $.37 Per
     Share
o    Same   Property  Net  Operating   Income   Growth  of  0.9%,   2.7%  Before
     Straight-Line Rent Adjustments
o    $14 Million Invested in Development During the Quarter
o 23 Development Projects with Estimated Costs of $144 Million Under Construction or In Lease-Up at Quarter-End
o    95.6% Leased, 95.0% Occupied
o    Paid 114th Consecutive Quarterly Dividend - $.52 Per Share
o Debt-to-Total Market Capitalization of 36.0% at Quarter-End with a Stock Price of $42.90 Per Share
o    Interest Coverage of 3.7x and Fixed Charge Coverage of 3.4x


JACKSON, MISSISSIPPI, July 23, 2008 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and six months ended June 30, 2008.

David H. Hoster II, President and CEO, stated, "We are pleased to report that EastGroup's funds from operations (FFO) per share for the second quarter exceeded the upper range of our guidance and represented an increase of 8.1% over last year's second quarter. This was the 16th consecutive quarter of increased FFO per share compared to the previous year's quarter. It was also the 20th consecutive quarter of same property net operating income growth both with and without the straight-lining of rents."

FUNDS FROM OPERATIONS

For the quarter ended June 30, 2008, FFO was $.80 per share compared to $.74 for the same period of 2007, an increase of 8.1% per share. Property net operating income (PNOI) increased 11.7% primarily due to additional PNOI of $2,089,000 from newly developed properties, $826,000 from 2007 and 2008 acquisitions and $243,000 from same property growth.

For the six months ended June 30, 2008, FFO was $1.63 per share compared with $1.46 for the same period of 2007, an increase of 11.6% per share. PNOI increased 12.5% primarily due to additional PNOI of $3,762,000 from newly developed properties, $2,013,000 from 2007 and 2008 acquisitions and $794,000 from same property growth.

Same property operating results increased 0.9% for the quarter; 2.7% before straight-line rent adjustments. Rental rate increases on new and renewal leases (4.9% of total square footage) averaged 9.4% for the quarter; 1.2% before straight-line rent adjustments.

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441

For the six months ended June 30, 2008, same property operating results increased 1.6%; 2.3% before straight-line rent adjustments. Rental rate increases on new and renewal leases (9.2% of total square footage) averaged 11.0% for the six months; 3.3% before straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release. Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule "Reconciliations of Other Reporting Measures to Net Income."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.37 for the three months ended June 30, 2008, compared to $.23 for the same period of 2007. Diluted EPS was $.68 for the six-month period in 2008 compared to $.48 in 2007. The Company recognized gains on sales of real estate investments, gains on sales of securities, gain on involuntary conversion, and lease termination fee income during the first six months of 2008. These transactions increased EPS in the first six months of 2008 by $.13 per share as compared to the same period of 2007.

DEVELOPMENT

During the first six months of 2008, EastGroup transferred seven development properties to the portfolio as detailed below:

                                                                                                    Percent         Projected
      Real Estate Properties Transferred                            Date                            Leased          Stabilized
           from Development in 2008                 Size         Transferred        Cost          at 07/23/08       Yield (1)
-------------------------------------------------------------------------------------------------------------------------------
                                                (Square feet)                  (In thousands)
Beltway Crossing IV, Houston, TX............         55,000       01/21/08      $     3,436           100%              9.4%
Beltway Crossing III, Houston, TX...........         55,000       02/01/08            3,231           100%              9.9%
Southridge XII, Orlando, FL.................        404,000       03/20/08           18,852           100%             10.1%
Arion 18, San Antonio, TX...................         20,000       03/31/08            2,607            91%              9.0%
Southridge VII, Orlando FL..................         92,000       04/01/08            6,509           100%              9.6%
Wetmore II, Bldg C, San Antonio, TX.........         69,000       05/29/08            3,691           100%              9.7%
Interstate Commons III, Phoenix, AZ.........         38,000       06/01/08            3,096            39%              8.1%
                                                 -----------                    ------------
   Total Developments Transferred...........        733,000                     $    41,422
                                                 ===========                    ============

(1)  Based on 100% occupancy and rents computed on a straight-line basis.

During the second quarter, EastGroup began construction of five additional development properties totaling 373,000 square feet. These buildings, which are located in Houston, Tampa, West Palm Beach and Tucson, have a projected total investment of $28.5 million. Two of the properties, World Houston 28 and 29, are build-to-suit developments and are 100% leased.

For the full year, EastGroup expects to have development starts of $65 to $70 million with a total of approximately 1.1 million square feet.

At June 30, 2008, EastGroup had 23 development properties containing 1,989,000 square feet with a projected total cost of approximately $144 million either in lease-up or under construction. These properties were collectively 32% leased at June 30, 2008 and 33% leased at July 23, 2008.

Subsequent to quarter-end, EastGroup acquired 12th Street Distribution Center, a 150,000 square foot building in Jacksonville, Florida. This purchase was part of the Company's Orlando build-to-suit transaction with United Stationers. The Company purchased the vacant property for $3,730,000 and plans to redevelop

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441
it for multi-tenant use for a projected total investment of $4,685,000. In addition, the Company completed the acquisition of 12.2 acres of land in San Antonio, Texas, for future development. The price was $1.9 million, and the Company plans to construct three buildings with a total of 176,000 square feet.

PROPERTY SALES

During the second quarter, EastGroup received a condemnation award from the State of Texas for its North Stemmons I property in Dallas. The Company was awarded $4,698,000 as payment for the building and a portion of the land associated with the property. A gain of $1,949,000 (not included in FFO) was recognized as a result of this transaction. The Company plans to develop a new business distribution building on the remaining 4.9 acres.

DIVIDENDS

EastGroup paid dividends of $.52 per share of common stock in the second quarter of 2008, which was the 114th consecutive quarterly distribution to the Company's common shareholders. The annualized dividend rate of $2.08 per share yields 4.5% on the closing stock price of $46.51 on July 22, 2008.

EastGroup also paid quarterly dividends of $.4969 per share on its Series D Preferred Stock on July 15, 2008, to shareholders of record as of June 30, 2008.

STRONG FINANCIAL POSITION

EastGroup's balance sheet continues to be strong and flexible with debt-to-total market capitalization of 36% at June 30, 2008. For the quarter, the Company had an interest coverage ratio of 3.7x and a fixed charge coverage ratio of 3.4x. Total debt at June 30, 2008 was $623.4 million comprised of $535.6 million of fixed rate mortgage debt and $87.8 million of floating rate bank debt.

During the second quarter, the Company sold 1,198,700 shares of its common stock to Merrill Lynch, Pierce, Fenner & Smith Incorporated. Net proceeds from the offerings were $57.2 million. The Company used the proceeds to repay indebtedness outstanding under its revolving credit facility and for other general corporate purposes.

Also during the second quarter, the Company announced that it would redeem all of its 1,320,000 shares of 7.95% Series D Cumulative Redeemable Preferred Stock. The redemption took place on July 2, 2008, at a redemption price of $25.00 per share plus accrued and unpaid dividends for the period from July 1, 2008, through and including the redemption date of $.011 per share, for an aggregate redemption price of $25.011 per Series D Preferred Share. Original issuance costs of $674,000 ($.03 per share) were expensed in July. If this transaction had occurred on June 30, 2008, debt-to-total market capitalization would have increased from 36.0% to 37.9%.

Mr. Hoster commented, "This year EastGroup has improved an already strong balance sheet through a series of attractive transactions. These include its new $200 million, unsecured revolving bank credit facility in January; a $78 million, non-recourse, seven-year first mortgage with a 5.5% interest rate in March; and the issuance of 1,198,700 shares of common stock in April with net proceeds of $57.2 million. All of these were accomplished in a difficult economic environment."

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441

OUTLOOK FOR REMAINDER OF 2008

FFO per share for 2008 is estimated to be in the range of $3.24 to $3.34. Diluted EPS for 2008 is estimated to be in the range of $1.18 to $1.28. The table below reconciles projected net income to projected FFO.

                                                                       Low Range                High Range
                                                                  Q3 2008     Y/E 2008     Q3 2008     Y/E 2008
                                                                --------------------------------------------------
                                                                      (in thousands, except per share data)
                                                                --------------------------------------------------
Net income                                                      $   6,829       31,182       7,831       33,646
Costs of redemption - Series D Preferred                             (674)        (674)       (674)        (674)
Dividends on preferred shares                                         (14)      (1,326)        (14)      (1,326)
                                                                --------------------------------------------------
Net income available to common stockholders                         6,141       29,182       7,143       31,646
Depreciation and amortization                                      13,392       52,607      13,392       52,607
Gain on sale of depreciable real estate investment                      -       (1,949)          -       (1,949)
                                                                --------------------------------------------------
Funds from operations available to common stockholders          $  19,533       79,840      20,535       82,304
                                                                ==================================================

Diluted shares                                                     25,043       24,642      25,043       24,642

Per share data (diluted):
Net income available to common stockholders                     $    0.25         1.18         .29         1.28
Funds from operations available to common stockholders          $    0.78         3.24         .82         3.34

The following assumptions were used:

o Original issuance costs of $674,000 ($.03 per share) related to the redemption of the Series D Preferred Stock expensed in the third quarter of 2008.
o    Average occupancy of 93.5% to 95.5% for the year.
o    Same Property NOI increase of 0% to 2.5% for the year.
o    Non-same Property NOI:
     o Development properties not transferred to the portfolio by January 1, 2007, contributing PNOI of $.51 per share for 2008.
     o Acquisitions of operating properties of $10 million in the second half of 2008.
     o Dispositions of operating properties of $20 million in the second half of 2008.
o    No termination fees for the remainder of the year.
o    No sales of land or other non-depreciable real estate.
o    No gains on sales of securities for the remainder of the year.
o    Floating rate bank debt at an average rate of 4.0%.
o    New fixed rate debt of $70 million in the fourth quarter of 2008 at 6.5%.


DEFINITIONS

The Company's chief decision makers use two primary measures of operating results in making decisions: property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations available to common stockholders (FFO). EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts' definition, as net income (loss) computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO as defined by the Company refers to FFO available to common stockholders as it excludes dividends on preferred stock.

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company's investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry's calculations of PNOI and FFO provides supplemental indicators of the properties' performance since real estate values have historically risen or fallen with market conditions. PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs. Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company's financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its second quarter and review the Company's current operations on Thursday, July 24, 2008, at 11:00 a.m. Eastern Daylight Time. A live broadcast of the conference call is available by dialing 1-800-862-9098 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net. If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, July 24, 2008. The telephone replay will be available until Thursday, July 31, 2008, and can be accessed by dialing 1-800-283-4783. Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Thursday, July 31, 2008.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company's website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California. The Company's goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range. The Company's strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets. EastGroup's portfolio currently includes 25.1 million square feet with an additional 2.0 million square feet of properties under development. EastGroup Properties, Inc. press releases are available on the Company's website.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not in the present or past tense and can be identified by the words "will," "anticipates," "expects," "believes," or other words or phrases that indicate future trends or events. Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

o    changes in general economic conditions;

o    the extent of tenant defaults or of any early lease terminations;

o the Company's ability to lease or re-lease space at current or anticipated rents;

o    the availability of financing;

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441

o    changes in the supply of and demand for industrial/warehouse properties;

o    increases in interest rate levels;

o    increases in operating costs;

o natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

o    changes in governmental regulation, tax rates and similar matters; and

o other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved. The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.

                                     -MORE-

   P. O. Box 22728 - JACKSON, MS 39225 - TEL. 601-354-3555 - FAX 601-352-1441

                           EASTGROUP PROPERTIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                   Three Months Ended           Six Months Ended
                                                                                        June 30,                    June 30,
                                                                                ----------------------------------------------------
                                                                                   2008          2007           2008        2007
                                                                                ----------------------------------------------------
REVENUES
Income from real estate operations                                              $  41,458         36,955         81,564      72,814
Other income                                                                           21             20            216          45
                                                                                ----------------------------------------------------
                                                                                   41,479         36,975         81,780      72,859
                                                                                ----------------------------------------------------
EXPENSES
Expenses from real estate operations                                               11,536         10,173         22,382      20,191
Depreciation and amortization                                                      12,625         11,931         25,007      23,047
General and administrative                                                          2,018          1,847          4,099       3,876
                                                                                ----------------------------------------------------
                                                                                   26,179         23,951         51,488      47,114
                                                                                ----------------------------------------------------

OPERATING INCOME                                                                   15,300         13,024         30,292      25,745

OTHER INCOME (EXPENSE)
  Equity in earnings of unconsolidated investment                                      79             73            159         149
  Gain on sales of land                                                                 5              7             12          14
  Gain on sales of securities                                                           -              -            435           -
  Interest income                                                                      27             34             64          56
  Interest expense                                                                 (7,509)        (6,905)       (14,882)    (13,076)
  Minority interest in joint ventures                                                (137)          (158)          (293)       (308)
                                                                                ----------------------------------------------------
INCOME FROM CONTINUING OPERATIONS                                                   7,765          6,075         15,787      12,580
                                                                                ----------------------------------------------------

DISCONTINUED OPERATIONS
  Income from real estate operations                                                   32             57            101         139
  Gain on sales of real estate investments                                          1,949              -          1,949           -
                                                                                ----------------------------------------------------
INCOME FROM DISCONTINUED OPERATIONS                                                 1,981             57          2,050         139
                                                                                ----------------------------------------------------

NET INCOME                                                                          9,746          6,132         17,837      12,719

Preferred dividends-Series D                                                          656            656          1,312       1,312
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                     $   9,090          5,476         16,525      11,407
                                                                                ====================================================

BASIC PER COMMON SHARE DATA
  Income from continuing operations                                             $    0.29           0.23           0.60        0.47
  Income from discontinued operations                                                0.08           0.00           0.09        0.01
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                   $    0.37           0.23           0.69        0.48
                                                                                ====================================================

  Weighted average shares outstanding                                              24,488         23,550         24,086      23,541
                                                                                ====================================================

DILUTED PER COMMON SHARE DATA
  Income from continuing operations                                             $    0.29           0.23           0.60        0.47
  Income from discontinued operations                                                0.08           0.00           0.08        0.01
                                                                                ----------------------------------------------------
  Net income available to common stockholders                                   $    0.37           0.23           0.68        0.48
                                                                                ====================================================

  Weighted average shares outstanding                                              24,647         23,776         24,238      23,761
                                                                                ====================================================

Dividends declared per common share                                             $    0.52           0.50           1.04        1.00

                           EASTGROUP PROPERTIES, INC.
            RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                                   Three Months Ended           Six Months Ended
                                                                                        June 30,                    June 30,
                                                                                ----------------------------------------------------
                                                                                   2008          2007           2008        2007
                                                                                ----------------------------------------------------

RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations                                              $   41,458        36,955         81,564      72,814
Expenses from real estate operations                                               (11,536)      (10,173)       (22,382)    (20,191)
                                                                                ----------------------------------------------------

PROPERTY NET OPERATING INCOME (PNOI)                                                29,922        26,782         59,182      52,623

Gain on sales of securities                                                              -             -            435           -
Equity in earnings of unconsolidated investment
   (before interest and depreciation)                                                  198           193            396         390
Interest income                                                                         27            34             64          56
Other income                                                                            21            20            216          45
General and administrative expense                                                  (2,018)       (1,847)        (4,099)     (3,876)
                                                                                ----------------------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
    AMORTIZATION (EBITDA)                                                           28,150        25,182         56,194      49,238

Income from discontinued operations (before depreciation and amortization)              49           152            154         313
Interest expense (1)                                                                (7,509)       (6,905)       (14,882)    (13,076)
Interest expense from unconsolidated investment                                        (86)          (87)          (171)       (175)
Minority interest in earnings (before depreciation and amortization)                  (188)         (199)          (393)       (387)
Gain on sales of land                                                                    5             7             12          14
Dividends on Series D preferred shares                                                (656)         (656)        (1,312)     (1,312)
                                                                                ----------------------------------------------------

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS                        19,765        17,494         39,602      34,615

Depreciation and amortization from continuing operations                           (12,625)      (11,931)       (25,007)    (23,047)
Depreciation and amortization from discontinued operations                             (17)          (95)           (53)       (174)
Depreciation from unconsolidated investment                                            (33)          (33)           (66)        (66)
Minority interest depreciation and amortization                                         51            41            100          79
Gain on sales of depreciable real estate investments                                 1,949             -          1,949           -
                                                                                ----------------------------------------------------

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS                                          9,090         5,476         16,525      11,407

Dividends on preferred shares                                                          656           656          1,312       1,312
                                                                                ----------------------------------------------------

NET INCOME                                                                      $    9,746         6,132         17,837      12,719
                                                                                ====================================================
DILUTED PER COMMON SHARE DATA: (2)
Income from continuing operations                                               $     0.29          0.23           0.60        0.47
Income from discontinued operations                                                   0.08          0.00           0.08        0.01
                                                                                ----------------------------------------------------
Net income available to common stockholders                                     $     0.37          0.23           0.68        0.48
                                                                                ====================================================

Funds from operations available to common stockholders                          $     0.80          0.74           1.63        1.46
                                                                                ====================================================

Weighted average shares outstanding for EPS and FFO purposes                        24,647        23,776         24,238      23,761
                                                                                ====================================================

(1) Net of capitalized interest of $1,648 and $1,413 for the three months ended June 30, 2008 and 2007, respectively; and $3,353 and $2,853 for the six months ended June 30, 2008 and 2007, respectively.
(2)  Assumes dilutive effect of common stock equivalents.